SECURITY AGREEMENT

                            DATED: February 22, 1999


DEBTOR:                                     SECURED PARTY:

Sunrise International Leasing Corporation   National City Bank of
5500 Wayzata Boulevard                        Minneapolis
Suite 725                                   651 Nicollet Mall
Golden Valley, MN 55416                     Minneapolis, MN 55402-1611


         1. Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (the "Security Interest") in the following property (the "Collateral"):

                  (a) INVENTORY:

                  The inventory of Debtor, whether now owned or hereafter acquired and wherever located which is subject to the leases described on Exhibit A attached hereto, as Exhibit A shall be supplemented or amended from time to time;

                  (b) LEASES AND INSTALLMENT SALES CONTRACTS:

                  All leases and installment sales contracts of Debtor now or hereafter included within the definition of "Eligible Equipment Lease" under the Discretionary Revolving Credit Agreement (the "Loan Agreement") between Debtor and Secured Party dated as of the date hereof as such Loan Agreement may be amended from time to time;

                  (c) GENERAL INTANGIBLES:

                  All general intangibles of Debtor, whether now owned or hereafter acquired, arising out of or relating to any of the Collateral described in subsection (a) or (b) above;

together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

         2. Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

                  (a) Debtor is a corporation.

                  (b) The Collateral will be used primarily for business purposes.

                  (c) Debtor's chief executive office is located at the address of Debtor shown at the beginning of this Agreement.

         3. Additional Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

                  (a) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and the rights of quiet enjoyment of lessees under leases constituting Collateral, and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party. This Agreement has been duly and validly authorized by all necessary corporate action.

                  (b) Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

                  (c) Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will neither agree to any material modification or amendment nor agree to any cancellation (other then a cancellation available as of right to a lessee under a lease constituting Collateral) of any such obligation without Secured Party's prior written consent, and will not subordinate any such right to claims of other creditors of such account debtor or other obligor.

                  (d) Debtor will:

                           (i) keep, or cause lessees to keep, all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and, from time to time, replace, or cause lessees to replace, any worn, broken or defective parts thereof;

                             (ii)   promptly pay all taxes and other
                                    governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

                             (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and the rights of quiet enjoyment of lessees under leases constituting Collateral;

                             (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

                             (v)    keep accurate and complete records
                                    pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request;

                             (vi)   promptly notify Secured Party of any
                                    material loss of, or damage to, any
                                    Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

                             (vii) if Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor;

                             (viii) at all times keep, or cause lessees to keep,
                                    all tangible Collateral insured against
                                    risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request with any loss payable to Secured Party to the extent of its interest;

                             (ix) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of an asset subject to a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

                           (x) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

                             (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement;

                             (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and

                             (xiii) not permit any tangible Collateral to become
                                    part of or to be affixed to any real
                                    property without first assuring to the
                                    reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest, or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

         If Debtor at any time fails to perform or observe any agreement contained in this Section 3(d), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses
         (viii) and (ix) of this Section 3(d), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's Option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3 and
         Section 4.

         4. Lock Box, Collateral Account. If Secured Party so requests at any time after the occurrence and during the continuance of an Event of Default, Debtor will direct the obligor on any Collateral to make payments due under the relevant Collateral directly to a special lockbox to be under the control of Secured Party. Prior to such a request by Secured Party, Debtor will maintain the lockbox arrangements required under the terms of the Loan Agreement. Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party all checks, drafts and cash payments, received in the lockbox, if any, established under this Section. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligations. Secured Party shall either (i) apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as Secured Party may determine, or (ii) permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. Debtor agrees that it will promptly deposit into the collateral account, if any, established under this Section or, if no collateral account is established under this Agreement, into the lockbox established under the Loan Agreement, all payments on Collateral received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor's endorsement where necessary). Until so deposited, all payments on Collateral received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

         5. Account Verification and Collection Rights of Secured Party. Secured Party shall have the right to verify any Collateral in the name of Debtor or in its own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of accounts with respect to Collateral, which statements may be mailed or delivered by Secured Party for that purpose. Notwithstanding Secured Party's rights under Section 4 with respect to any and all debt instruments, chattel papers, accounts, and other rights to payment constituting Collateral (including proceeds), Secured Party may at any time after the occurrence of an Event of Default notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any such time, Debtor will so notify obligors under Collateral in writing and will indicate on all invoices to such obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an obligor, Secured Party may (but need not), in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such obligor.

         6. Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. In a case where a lease constituting Collateral grants the lessee the right to apply insurance proceeds to the repair or replacement of equipment, insurance proceeds may be paid to the lessee for such purpose so long as the lease is not in default. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of such policy.

         7. Events of Default. An Event of Default under the Loan Agreement shall be an Event of Default hereunder.

         8. Remedies upon Event of Default. Upon and during the continuance of an Event of Default under Section 7, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment of other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section
10) at least 10 calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. In exercising any right under this Section, Secured Party will recognize the rights of quiet enjoyment of lessees under leases constituting Collateral.

         9. Other Personal Property. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

         10. Miscellaneous. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in a specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Debtor shall have the same force and effects as the original for all purposes of a financing statement. This Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. Debtor hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.


National City Bank of               Sunrise International Leasing Corporation
 Minneapolis


By /s/ Gene Bygd                    By /s/ Jeffrey G. Jacobson
   Its Vice President                  Its Executive Vice President